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                                                                     Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-60725, 333-81371 and 333-90798) and Registration Statements on Form S-8 (Nos. 33-57003, 33-65437, 333-15115, 333-15117,
333-67835, 333-86455, 333-90806, 333-101674 and 333-101975) of Compass
Bancshares, Inc. of our report dated June 24, 2005 relating to the financial statements of the Compass Bancshares, Inc. Employee Stock Ownership Plan, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Birmingham, Alabama
June 27, 2005


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